EXHIBIT 12

                  PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
        FOR THE YEARS ENDED DECEMBER 31, 1999, 1998, 1997, 1996 and 1995

                                                                       Years Ended December 31,
                                                 1999            1998           1997            1996           1995
                                              ------------    ------------   ------------    ------------   ------------

Income before income taxes
     and after minority interests                 $24,471         $18,171        $20,651         $10,957        $ 8,090

Undistributed equity income                          (583)           (102)          (408)              -           (299)

Minority interest income of subsidiaries
     with fixed charges                             3,726           1,823          6,074           7,000              -
                                              ------------    ------------   ------------    ------------   ------------

Adjusted earnings                                  27,614          19,892         26,317          17,957          7,791
                                              ------------    ------------   ------------    ------------   ------------

Interest on debt                                    9,408           8,469          7,477           5,977          1,231

Debt issuance costs                                   566           4,978            360           2,735              -
                                              ------------    ------------   ------------    ------------   ------------

Total fixed charges                                 9,974          13,447          7,837           8,712          1,231
                                              ------------    ------------   ------------    ------------   ------------

Total available earnings
     before fixed charges                         $37,588         $33,339        $34,154         $26,669        $ 9,022
                                              ============    ============   ============    ============   ============

Ratio                                                 3.8             2.5            4.4             3.1            7.3
                                              ============    ============   ============    ============   ============